Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-248682, No. 333-273576 and No. 333-285375) of Silence Therapeutics plc of our report dated March 5, 2026, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
March 5, 2026